Exhibit 23.3

天津善川律师事务所	Tianjin Shanchuan Law Firm

地址：天津市河西区马场道188号	Add: No.11, Yanyuan Joint Villa, Machang Road,

干部俱乐部联排11号	Hexi District, Tianjin, P.R. China.

电话：022- 23525716	Tel: 022- 23525716

邮箱：yidaoqinjx@126.com	E-mail: yidaoqinjx@126.com

Dear Mesdames/Sirs,

We consent to the references to our firm under the mentions of “PRC Counsel” in connection with the registration statement of MDJM LTD (the “Company”) on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), initially filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 24, 2021 under the U.S. Securities Act of 1933 (as amended). We also consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, or under the U.S. Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Juxiang Qin
Juxiang Qin

Attorney at Law

Tianjin Shanchuan Law Firm